Exhibit 4.2

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND LOAN DOCUMENTS

          This Fourth Amendment to Loan and Security Agreement, dated as of June ___, 2005 (this “Amendment”), is entered into by and among Jacuzzi Brands, Inc., a Delaware corporation (“Parent”), the other borrowers named on the signature page hereto (together with Parent, each a “Borrower” and, collectively, “Borrowers”), Fleet Capital Corporation, a Rhode Island corporation, as administrative agent and collateral agent (in such capacity, “Administrative Agent”) under the Loan and Security Agreement referred to below, Silver Point Finance, LLC, as agent for the Term Loan B Lenders (in such capacity, “Term Loan B Agent”) under the Loan and Security Agreement referred to below, the Revolving Credit Lenders under the Loan and Security Agreement referred to below and the Term Loan B Lenders under the Loan and Security Agreement referred to below.

RECITALS

     A. Borrowers, Administrative Agent, Term Loan B Agent, the Revolving Credit Lenders and the Term Loan B Lenders are parties to that certain Loan and Security Agreement, dated as of July 15, 2003 (as amended by the First Amendment thereto, dated as of October 10, 2003, the Second Amendment thereto, dated as of June 30, 2004, the Third Amendment thereto, dated as of June 17, 2005, and as from time to time hereafter further amended, restated, supplemented or otherwise modified and in effect, the “Loan Agreement”), pursuant to which the Revolving Credit Lenders and the Term Loan B Lenders have made and the Revolving Credit Lenders will hereafter continue to make loans and advances and other extensions of credit to Borrowers.

     B. Borrowers, Administrative Agent, Term Loan B Agent, the Revolving Credit Lenders and the Term Loan B Lenders desire to amend the Loan Agreement as and to the extent set forth herein and pursuant to, and subject to, the terms and conditions set forth in this Amendment.

     C. This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment. Capitalized terms used herein without definition are so used as defined in the Loan Agreement and Appendix A thereto.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and the Revolving Credit Lenders and Term Loan B Lenders continuing to make Loans available under the terms of the Loan Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

     1.1. The Trademark Advance Limit is immediately reduced to $0.

     1.2. Subsection 8.2.9 of the Loan Agreement is amended as follows:

          (a) By deleting the words “clauses (i) and (j)” from clause (h) thereof and replacing them with the words “clauses (i) through (k)”;

          (b) By deleting the word “and” at the end of clause (i) thereof;

          (c) By replacing the period at the end of clause (j) with a semicolon and inserting the word “and” after such semicolon; and

          (d) By inserting the following as a new clause (k) of such subsection:

“(k) the sale or other disposition of all the capital stock of Rexair Holdings, Inc. owned by JUSI Holdings, Inc. (the “Rexair Sale”), as more fully described in the Agreement and Plan of Merger, dated May 8, 2005, among Parent, JUSI Holdings, Inc. Rhone Sweep Holdings LLC, Rhone Sweep Acquisition LLC, Rhone Sweep Acquisition Inc., Rhone Sweep Acquisition Sub LLC and Rexair Holdings, Inc. (the “Rexair Merger Agreement”), subject to the following conditions:

(i) the Rexair Sale shall be consummated substantially in accordance with the Rexair Merger Agreement, including the annexes and schedules thereto, in the form delivered to the Administrative Agent prior to the date of the Fourth Amendment to this Agreement, with such amendments and modifications to the Rexair Merger Agreement as shall be reasonably satisfactory to the Administrative Agent;

(ii) the allocation of the net proceeds of the Rexair Sale shall be as set forth on Exhibit A to the Fourth Amendment to this Agreement; and

(iii) the Administrative Agent shall have received a legal opinion of Davis, Polk & Wardwell, special counsel to Borrowers, as to such matters related to the Rexair Sale, as the Administrative Agent shall reasonably request.”

     1.3. Subject to the consummation of the Rexair Sale, Exhibit 8.3 is amended by deleting from the Consolidated Fixed Charge Coverage Ratio covenant chart, the following covenant test periods: “For the Four Quarters ended June 30, 2005 and each September 30, December 31, March 31 and June 30 thereafter” and the covenant test ratio for such periods and replacing them with the following:

Period	Ratio
For the Four Quarters ended June 30, 2005	1.15 to 1.0
For the Quarter ended September 30, 2005	1.15 to 1.0
For the Two Quarters ended December 31, 2005	1.15 to 1.0
For the Three Quarters ended March 31, 2006	1.15 to 1.0
For the Four Quarters ended June 30, 2006
and each September 30, December 31, March 31
and June 30 thereafter	1.15 to 1.0

2. Additional Agreements.

     2.1. It is anticipated that, following the Rexair Sale described above and the application of the net proceeds thereof, all Obligations under the Term Loan B will be repaid in full. If, and only if, the Term Loan B Agent and the Term Loan B Lenders receive payment in full in cash of all outstanding Obligations owing to them from the net proceeds of the Rexair Sale (including, without limitation, any prepayment fees payable to the Term Loan B Lenders), then, upon such receipt of payment, the Term Loan B Agent and the Term Loan B Lenders shall no longer have any rights or obligations under the Loan Agreement and the other Loan Documents, except with respect to such provisions of the Loan Agreement and the other Loan Documents that expressly survive the payment in full of the Obligations and/or the termination of the Loan Agreement.

     2.2. Notwithstanding the provisions of subsection 3.4.2 of the Credit Agreement, if any Net Asset Sale Proceeds from the Rexair Sale described above remain after application to repay the Term Loan B in full and to pay down to $0 the then outstanding Swing Line Loans and the Revolving Credit Loans, such remaining Net Asset Sale Proceeds shall not be applied to cash collateralize any then issued and outstanding Letters of Credit, Acceptance and LC Guaranties so long as the amount of the Borrowing Base at the time of such application exceeds the LC and Acceptance Amount.

     2.3. Pursuant to the Loan Agreement and the Loan Documents (including without limitation, the Guaranty Agreement), upon the consummation of the Rexair Sale, each of Rexair and Rexair Holdings shall be released and discharged from any and all liability it may incur or have incurred for the performance of any obligations of any Borrower under any of the Loan Documents.

3. Representations and Warranties.

     3.1. The execution, delivery and performance of this Amendment and the Rexair Sale have been or will be duly authorized by all necessary corporate or other relevant action and do not and will not (i) contravene the charter, articles or certificate of incorporation, memorandum of association, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be) of any Borrower or any of its Subsidiaries; (ii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect; (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement, including, without limitation, the New Senior Secured Notes Indenture, or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected, the breach of or default under which could reasonably be expected to have a Material Adverse Effect; or (iv) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

     3.2. This Amendment is a legal, valid and binding obligation of each Borrower and each of its Subsidiaries party hereto, enforceable against it in accordance with its respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4. Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent in a manner acceptable to Administrative Agent:

     4.1. Administrative Agent’s receipt of counterparts of this Amendment, duly executed by Borrowers, Administrative Agent, Term Loan B Agent, Majority Lenders and Majority Term Loan B Lenders, and duly acknowledged by each of the Guarantors.

     4.2. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment or the consummation of any of the transactions contemplated hereby.

5. Reference to and Effect Upon the Loan Agreement and other Loan Documents.

     5.1. The Loan Agreement, the Notes and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by Borrowers and each other Loan Party. Without limiting the foregoing, the Liens granted pursuant to the Security Documents shall continue in full force and effect and the guaranties of the Guarantors shall continue in full force and effect.

     5.2. The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (a) be a consent to any waiver of any term or condition of, or to any amendment or modification of, any term or condition (except as specifically set forth herein) of the Loan Agreement or any other Loan Document or (b) prejudice any right, power or remedy which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Loan Agreement, the Notes or any other Loan Document.

     5.3. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference in any other Loan Document to the Loan Agreement or any word or words of similar import shall be and mean a reference to the Loan Agreement as amended hereby.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. A counterpart signature page delivered by fax transmission shall be as effective as delivery of an originally executed counterpart.

7. Costs and Expenses. As provided in Section 2.8 of the Loan Agreement, Borrowers shall pay the fees, costs and expenses incurred by Administrative Agent and Term Loan B Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, reasonable attorneys’ fees).

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

JACUZZI BRANDS, INC.
BATHCRAFT, INC.
ELJER PLUMBINGWARE, INC.
GATSBY SPAS, INC.
JACUZZI, INC.
JUSI HOLDINGS, INC.
REDMONT, INC.
REXAIR, INC.
SUNDANCE SPAS, INC.
ZURN PEX, INC.
USI AMERICAN HOLDINGS, INC.
ZURCO, INC.
ZURN INDUSTRIES, INC.

By:	/s/ STEVEN C. BARRE

Name:	Steven C. Barre

Title:	Senior Vice President, General Counsel and Secretary

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

     Each of the undersigned Guarantors hereby acknowledges the foregoing Amendment and ratifies and confirms that each of the Loan Documents to which it is a party shall remain in full force and effect (subject, in the case of Rexair Holdings, Inc. to the provisions of Section 2.3, which shall become effective immediately upon consummation of the Rexair Sale).

Asteria Company (f/k/a Elite Bath Company)
Bruckner Manufacturing Corp. (f/k/a Farberware Inc.)
Carlsbad Corp. (f/k/a Odyssey Sports, Inc.)
Compax Corp.
Eljer Industries, Inc.
Environmental Energy Company
Gary Concrete Products, Inc.
HL Capital Corp.
Jacuzzi Whirlpool Bath, Inc.
KLI, Inc. (f/k/a Keller Ladders, Inc.)
Krikles Canada U.S.A., Inc. (f/k/a Selkirk Canada
U.S.A., Inc.)
Krikles Europe U.S.A., Inc. (f/k/a Selkirk Europe
U.S.A., Inc.)
Krikles, Inc. (f/k/a Selkirk, Inc.)
Lokelani Development Corporation
Luxor Industries Inc.
Maili Kai Land Development Corporation
Mobilite, Inc.
Nissen Universal Holdings Inc.
Outdoor Products LLC
PH Property Development Company
PLC Realty Inc. (f/k/a Prescolite Lite Controls,
Inc.)
Sanitary - Dash Manufacturing Co., Inc.
SH 1 Inc.
Strategic Capital Management, Inc.
Strategic Membership Company
Streamwood Corporation (f/k/a Quantum Performance
Films, Inc.)
TA Liquidation Corp. (f/k/a Tommy Armour Golf
Company)
Trimfoot Co.
TT Liquidation Corp.
UGE Liquidation Inc. (f/k/a W.K. 25, Inc.)
USI Atlantic Corp.
USI Capital, Inc.
USI Funding, Inc.
USI Properties, Inc.
USI Realty Corp.
Zurn (Cayman Islands), Inc.

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

Zurn Constructors, Inc. (f/k/a Advanco Constructors,
Inc.)
Zurn EPC Services, Inc. (f/k/a National Energy
Production Corporation)
Zurnacq of California, Inc.

By:	/s/ STEVEN C. BARRE

Name:	Steven C. Barre

Title:	Vice President and Assistant Secretary

JBI HOLDINGS LIMITED

By:	/s/ STEVEN C. BARRE

Name:	Steven C. Barre

Title:	Director

By:	/s/ JEFFREY B. PARK

Name:	Jeffrey B. Park

Title:	Director

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

FLEET CAPITAL CORPORATION, as Administrative Agent and as a Revolving Credit Lender

By:	/s/ DAVID RITCHAY

Name:	David Ritchay

Title:	Senior Vice President

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

SILVER POINT FINANCE LLC, as Term Loan B Agent

By:	/s/ FREDERICK H. FOGEL

Name:	Frederick H. Fogel

Title:	Authorized Signatory

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

FIELD POINT I, LTD., as a Term Loan B Lender

By:	/s/ FREDERICK H. FOGEL

Name:	Frederick H. Fogel

Title:	Authorized Signatory

FIELD POINT II, LTD., as a Term Loan B Lender

By:	/s/ FREDERICK H. FOGEL

Name:	Frederick H. Fogel

Title:	Authorized Signatory

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

WINGATE CAPITAL LTD., as a Term Loan B Lender
By: Citadel Limited Partnership, Portfolio Manager
By: GLB Partners, L.P., its General Partner
By: Citadel Investment Group, L.L.C.
its General Partner

By:	/s/ MATTHEW HINERFELD

Name:	Matthew Hinerfeld

Title:	Deputy General Counsel

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

WATCH TOWER CLO I, PLC as a Term Loan B Lender

By:	/s/ MATTHEW HINERFELD

Name:	Matthew Hinerfeld

Title:	Deputy General Counsel

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as a Revolving Credit Lender

By:	/s/ VANESSA GOMEZ

Name:	Vanessa Gomez

Title:	Vice President

By:	/s/ RIANKA MOHAN

Name:	Rianka Mohan

Title:	Associate

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

BANK ONE, NA, as a Revolving Credit Lender

By:	/s/ KANDY ABRAMS

Name:	Kandy Abrams

Title:	Vice President

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

UBS AG, STAMFORD BRANCH, as a Revolving Credit Lender

By:	/s/ WILFRED V. SAINT

Name:	Wilfred V. Saint

Title:	Director, Banking Product Services, US

By:	/s/ SALLOZ SIKKA

Name:	Salloz Sikka

Title:	Associate Director, Banking Product Services, US

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

HSBC BUSINESS CREDIT (USA), INC., as a Revolving Credit Lender

By:	/s/ DAN BUENO

Name:	Dan Bueno

Title:	Vice President

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

LASALLE BUSINESS CREDIT, LLC., as a Revolving Credit Lender

By:	/s/ JEFFREY G. SAPERSTEIN

Name:	Jeffrey G. Saperstein

Title:	Vice President

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

THE CIT GROUP/BUSINESS CREDIT, INC., as a Revolving Credit Lender

By:	/s/ EVELYN KUSOLD

Name:	Evelyn Kusold

Title:	Assistant Vice President

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

WEBSTER BUSINESS CREDIT CORPORATION, as a Revolving Credit Lender

By:	/s/ OTTO BRUNKE

Name:	Otto Brunke

Title:	Assistant Vice President

JACUZZI BRANDS: FOURTH AMENDMENT TO LOAN AGREEMENT

EXHIBIT A TO FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

ALLOCATION OF PROCEEDS OF REXAIR SALE

See attached chart.